Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Riley Exploration - Permian, LLC
Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 23, 2020, relating to the consolidated financial statements of Riley Exploration — Permian, LLC, appearing in the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Tengasco, Inc. and subsidiaries (File No. 333-250019).

/s/ BDO USA, LLP

Houston, Texas
March 1, 2021